Calculation of Filing Fee Tables
S-3
OCULAR THERAPEUTIX, INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(r)	37,909,018	$ 12.53	$ 474,999,996.00	0.0001531	$ 72,722.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 474,999,996.00		$ 72,722.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,004.00
			Net Fee Due:						$ 59,718.50
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3ASR (Registration No. 333-290597), which was filed with the Securities and Exchange Commission (the "SEC") on September 30, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ocular Therapeutix, Inc.	S-3	333-275373	11/07/2023		$ 13,004.00	Equity	Common Stock, par value $0.0001 per share		$ 88,109,709.00
Fee Offset Sources		Ocular Therapeutix, Inc.	S-3	333-275373		11/07/2023						$ 1,460.76
Fee Offset Sources		Ocular Therapeutix, Inc.	S-3	333-251327		02/28/2022						$ 11,543.24
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $88,109,709 of unsold securities (the "Unsold Securities") previously registered pursuant to the registrant's Registration Statement on Form S-3 (File No. 333-275373) filed with the Securities and Exchange Commission on November 7, 2023 and declared effective on November 16, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $300,000,000. The registrant sold an aggregate of $211,890,290 of such securities under the Prior Registration Statement, leaving the balance of $88,109,709 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $13,004 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $13,004 associated with the offering of the Unsold Securities is hereby applied to offset the filing fees due in connection with the securities registered hereunder of $72,722.50. The remaining balance of the registration fee, $59,718.50, has been paid in connection with this offering. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement has terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A